EXHIBIT 10.17

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is dated for reference purposes only as May 2, 2001, and is part of that Lease dated September 27, 1999 together with the Summary of Basic Lease Terms, the First Addendum To Lease, the Acceptance Agreement thereto (collectively, the “Lease”) by and between AMB PROPERTY, L.P., a Delaware limited partnership (“Landlord”), and SONICWALL, INC., a California corporation (“Tenant”), and is made with reference to the following facts:

A.    The Premises currently leased by Tenant pursuant to the Lease consists of 32,256 rentable square feet commonly known as 1160 Bordeaux Drive, City of Sunnyvale, California.

B.    The Lease Term for said Premises currently expires on September 30, 2004.

C.    Tenant and Landlord have agreed to expand the square footage of said Premises by 12,584 rentable square feet as shown on “Exhibit A” attached hereto and incorporated herein by reference as the “Expansion Space”.

D.    Tenant and Landlord wish to amend the Lease on the Terms and Conditions set forth in this First Amendment to Lease.

NOW, THEREFORE, Landlord and Tenant hereby agree that the Lease Terms are amended as follows:

1.    Premises: Article 1.2 is hereby amended to provide for the “Expansion Space” of 12,584 rentable square feet, located at 155 B-2 Moffett Park Drive, Sunnyvale, resulting in a total of 44,840 rentable square feet.

2.    Tenant’s Share: Article 1.5 is hereby amended to mean thirteen and 71/100 percent (13.71%) of the Industrial Center and sixty-one and 37/100 percent (61.37%) of Building B.

3.    Tenant’s Allocated Parking Stalls: Tenant has the use of an additional 52 stalls for the “Expansion Space” for a total of 180 stalls.

4.    Lease Term: Article 1.3 is hereby amended to provide that the Lease Term for the “Expansion Space” shall be coterminous with existing space ending September 30, 2004.

5.    Base Monthly Rent: Commencing May 15, 2001, Article 1.4 is hereby amended to provide for the Base Monthly Rent on the “Expansion Space” as follows:

May 1, 2001 through and including April 30, 2002:	$31,460.00 per month
May 1, 2002 through and including April 30, 2003:	$32,718.40 per month
May 1, 2003 through and including April 30, 2004:	$34,027.14 per month
May 1, 2004 through and including September 30, 2004:	$35,388.22 per month

6.    Security Deposit: Article 1.7 is hereby amended to provide for an increase in the Security Deposit of $35,388.22 which Tenant has provided Landlord upon signature hereon, for a total of $85,385.02.
7.    Retained Real Estate Brokers: Tenant is represented by BT Commercial and Landlord is represented by Colliers International for this Lease Amendment.

8.    Condition of Premises: Tenant accepts the “Expansion Space” in their “as-is” condition, with all latent and patent faults, without warranty or obligation on the part of Landlord to provide or pay for any interior improvements or tenant improvement allowances.

9.    Continuing Obligation: Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect, and all terms and conditions of the Lease are incorporated herein as though set forth at length.

10.    Effect of Amendment: This Amendment modifies the Lease. In the event of any conflict or discrepancy between the Lease and/or any other previous documents between the parties and the provisions of this Amendment, then the provisions of this Amendment shall control. Except as modified herein, the Lease shall remain in full force and effect.

11.    Authority: Each individual executing this Amendment on behalf of Tenant represents and warrants that he or she is duly authorized to and does execute and deliver this Amendment pursuant to express authority from Tenant pursuant to and in accordance with the By-Laws and the other organic documents of the Tenant corporation.

        12.    Entire Agreement: The Lease, as modified by this Amendment, constitutes and contains the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s Agents have made any legally binding representations or warranties as to any matter except for such matters binding representations or warranties as to any matter except for such matters which are expressly set forth herein, including any representations or warranties relating to the condition of the Premises or the improvements thereto or the suitability of the Premises or the Project for Tenant’s business.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to be effective as of the date first set forth above.

LANDLORD:	TENANT:

AMB PROPERTY, L.P. a Delaware limited partnership	SonicWALL, INC a California corporation

By: AMB Property Corporation a Maryland corporation, its general partner	By: /s/ Michael J. Sheridan

By: John L. Rossi Its: Senior Vice President	Michael J. Sheridan, COO [Print Name and Title]

By:

[Print Name and Title]

Date:	Date: